EXHIBIT 10.26

LEASE AGREEMENT BETWEEN

3080 12th STREET, LLC,

AS LANDLORD, AND

SOLARMAX TECHNOLOGY, INC., a Nevada corporation

AS TENANT

3080 12th Street

RIVERSIDE, CALIFORNIA, 92507

LEASE AGREEMENT

(California Net Lease)

THIS LEASE AGREEMENT (“Lease”) is dated as of October ________________, 2022 (the "Effective Date"), by and between 3080 12th Street, LLC (“Landlord”) and Solarmax Technology, Inc., a California corporation (“Tenant”).

BASIC LEASE PROVISIONS

Premises:

That certain real property located at 3080 12th Street, Riverside, CA 92507, consisting of an industrial warehouse approximately 158,693 square feet, as more particularly described on Exhibit C attached hereto, together with the "Building" (as defined below) and all other buildings and related improvements located thereon (the “Premises”), as shown outlined in green on Exhibit A attached hereto.

Building:	That certain building, containing approximately 158,693 rentable square feet, with an address of 3080 12th Street, Riverside, CA 92507 (the “Building”).

Lease Term:	The period beginning on the Commencement Date (as defined below) and ending on December 31, 2026 (the “Expiration Date”), Time being of the essence with respect to the Expiration Date.

Commencement Date:	The Effective Date (the “Commencement Date”).

Monthly Base Rent:	The monthly Base Rent shall be as follows:

	Lease Year	Monthly Rent	Annual Rent
	1	$134,868.13	$1,618,417.51
	2	$138,914.17	$1,666,970.04
	3	$143,081.59	$1,716,979.14
	4	$147,374.04	$1,768,488.51

**If the Commencement Date is not the first day of a calendar month, then Month "1" for purposes of the Base Rent table above shall mean the period beginning on the Commencement Date and ending upon the last day of the first (1st) full calendar month following the Commencement Date.

Security Deposit:	$809,208.76 (the “Security Deposit”).

Permitted Use:

General industrial/warehouse use for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant, and incidental office use related thereto (the “Permitted Use”).

Tenant’s Notice Address:

Solarmax Technology, Inc.

ATTN: David Hsu

3080 12th Street

Riverside, CA 92507

Email: DavidH@solarmaxtech.com

With a courtesy copies to:

Solarmax Technology, Inc.

ATTN: Stephen Brown

3080 12th Street

Riverside, CA 92507

Email: sbrown@solarmaxtech.com

Matthew M. Gorman

The Gorman Law Firm

1346 E. Colorado Blvd., Suite 500

Pasadena, CA 91106

Email: mgorman@gormanfirm.com

Landlord's Notice Address:	_____ With a copy to: Mishaan Dayon LLP 40 Wall Street, Floor 45, New York, New York 10005 Attention: Uri Dallal Email: uri@dallalfirm.com; and joe@axnygroup.com

Broker(s):	None.

Addenda:	Rules and Regulations; Exhibit A (Building); Exhibit B (Operating Expenses Defined); Exhibit C (Legal Description of Premises); and Exhibit D (Environmental Questionnaire).

TENANT’S SHARE; 100%

LEASE

1. Granting Clause; Lease Term. The parties acknowledge and agree that Landlord is acquiring the Premises from SMX Property, LLC (the “Seller”; not a party to this Lease) as of the Effective Date pursuant to that certain Purchase and Sale Agreement dated as of April 27, 2022, between 3080 12th Street, LLC (the “Buyer”) and Seller (as amended, restated, supplemented or modified from time to time, the "PSA"), and, pursuant to the PSA, Seller’s affiliate, Tenant has agreed to continue to occupy and lease the Premises following the closing under the PSA (the "Closing") upon the terms and conditions of this Lease. Accordingly, in consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the “Commencement Date” specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided above (the “Lease Term”); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months. After the Commencement Date, Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the Premises specifying the Commencement Date. Landlord and Tenant agree that the rentable square footage of the Premises as set forth above and the Building as set forth above shall be conclusive and binding on the parties. For the avoidance of doubt, the parties acknowledge and agree that this Lease is contingent upon the occurrence of the Closing, and shall be null and void and of no force or effect unless and until the Closing occurs.

2. Acceptance of Premises. Tenant acknowledges that it currently occupies the Premises as of the Effective Date, and Tenant shall continue to occupy and accept the Premises on the Commencement Date in its “as-is” condition, subject to all applicable Legal Requirements (defined below), ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Tenant acknowledges that (a) it is the current occupant of the Premises as of the Effective Date, (b) it has inspected and accepts the Premises in an “As-Is, Where-Is” condition, (c) the Building and improvements in the Premises are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (d) the Premises are in good and satisfactory condition, (e) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, and (f) there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10.

3. Use; Compliance with Legal Requirements.

(a) Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the Permitted Use; provided, however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, interfere with, or endanger Landlord. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent; provided, however, that storage incidental to Tenant’s normal business operations is permitted.

(b) Tenant, at its sole expense, shall comply with all applicable laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”); provided, however, that Tenant shall have the right to object to and/or challenge, in any legal or other appropriate forum, any law, order, judgment, ordinance, regulation, code, directive, permit, license, covenant or restriction which Tenant believes and contends credibly and in good faith to be unlawful, unconstitutional, or otherwise unenforceable, provided same shall be at Tenant’s sole costs and expenses and Tenant shall indemnify Landlord from any damages, costs and expenses which Landlord may incur due to said contest. The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises. Further, Tenant shall, at its sole cost and expense, timely and fully comply with all obligations imposed upon “operators” under the Warehouse Indirect Source Rule (“Warehouse ISR”) implemented by the South Coast Air Quality Management District (“SCAQMD”), including, without limitation, warehouse points compliance obligations, reporting, notification and recordkeeping requirements, and payment of mitigations fees, as applicable. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance (provided that Landlord acknowledges and agrees that the mere conduct of the Permitted Use in and of itself will not void Landlord’s insurance), increase the insurance risk, or cause the disallowance of any sprinkler credits.

(c) Landlord hereby discloses to Tenant, in accordance with California Civil Code Section 1938, and Tenant hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord, subject to Landlord's rules and requirements; and (ii) Landlord shall have no obligation to perform any work or repairs identified in any such CASp inspection; and (iii) to the extent that any work, repairs, replacements, or improvements are recommended or required by the CASp (or otherwise required as a result of any such CASp inspection or anything done by Tenant in its use or occupancy of the Premises), then, at Landlord's election, Tenant shall be required to perform the same at Tenant's sole cost and expense (subject to the terms and conditions of Paragraph 12 below, including Landlord's right to approve of detailed plans and specifications in advance); provided, however, Landlord shall have the option to perform any or all of the foregoing at Tenant's sole cost and expense (with Tenant to reimburse Landlord upon demand for the costs and expenses incurred by Landlord in performing the same).

4. Base Rent. Tenant shall pay Base Rent in the amounts set forth on the first page of this Lease. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first business day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations and shall constitute rent. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease, and shall not be excused from paying any rent due hereunder for any reason whatsoever, except as expressly set forth to the contrary in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord’s other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

5. Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth above. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), and notwithstanding any governmentally-imposed eviction moratorium then in effect, Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5. In the event of a sale or other disposition of the Premises, Landlord may transfer the Security Deposit to the new owner, and, thereafter, Landlord shall be released by Tenant from all responsibility for returning the Security Deposit, and Tenant shall look solely to the new owner for return of the Security Deposit provided that the new owner assumes all of Landlord's obligations accruing subsequent to the date of the transfer, and further provided that Landlord delivers to the transferee the Security Deposit. If Tenant assigns this Lease, Tenant’s rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for return of the Security Deposit to Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of any law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 5 and/or those sums reasonably necessary to compensate Landlord for any other out-of-pocket loss or damage, foreseeable or unforeseeable, actually incurred by Landlord arising from Tenant’s uncured default under this Lease. The Security Deposit, less any amounts permitted to be retained or applied by Landlord in accordance with the terms of this Lease, shall be returned to Tenant within sixty (60) days after the expiration of the Lease Term.

6. Tenant’s Payment of Operating Expense Excess. In addition to Base Rent, commencing with the second Operating Year of this Lease, Tenant shall pay to Landlord the Operating Expense Excess, as follows:

(a) Definitions.

(1) “Operating Expenses” means those all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Premises as reflected in Exhibit B attached hereto.

(2) “Operating Expense Ledger” means an accounting or ledger compiling all Operating Expenses incurred by Landlord in connection with the Premises, commencing on the Commencement Date, and continuing through the Expiration Date, as further described under Section (d)(1), below.

(3) “Base Operating Expenses” means the total sum of Operating Expenses reflected in the Operating Expense Ledger incurred during the Base Operating Year.

(4) “Base Operating Year" means the initial Operating Year of this Lease (beginning upon the Commencement Date and ending on the first anniversary of this Lease).

(5) "Operating Year" means a calendar year/period of twelve (12) successive months commencing on the Effective Date.

(b) Determination of Operating Expense Excess. No sooner than ninety (90) days prior to the end of each Operating Year Landlord shall give Tenant, in writing, the following:

(1) A good faith estimate of all Operating Expenses reasonably expected to be incurred by Landlord (the “Estimated Expenses”) over the upcoming Operating Year; and

(2) A statement reflecting the difference between the Base Operating Expenses and the Estimated Expenses for the upcoming Operating Year. Said difference between the Base Operating Expenses and the Estimated Expenses for the then-upcoming Operating Year shall be the “Operating Expense Excess.”

(c) Tenant’s Payment of Operating Expense Excess. Commencing on the first day of the first Operating Year after the Base Operating Year, and thereafter, during each month of the Term, on the same date that Fixed Rent is due, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of the Operating Expenses Excess estimated for the applicable Operating Year (Tenant’s monthly “Operating Expense Fee”). If Landlord has not furnished the Estimated Expenses before the start of an Operating Year, Tenant shall continue to pay the Operating Expense Fee in effect during the prior Operating Year (if any); provided that when the applicable Estimated Expenses are delivered to Tenant, Tenant shall, commencing on the next monthly payment date, pay the Operating Expense Fee based thereon. If the Operating Expense Fee during any applicable Operating Year is negative, then the Base Rent payable by Tenant during that Year shall be reduced, respectively.

(d) Reconciliation of Operating Expense Excess.

(1) Maintenance of Operating Expense Ledger. Landlord shall establish and maintain an accurate Operating Expense Ledger throughout the Lease Term. The Operating Expense Ledger need not be maintained by Landlord as an actual ledger, nor otherwise maintained in any fixed form, but may be maintained in any form consistent with Landlord’s usual accounting practices; provided, however, that the Operating Expense Ledger (in whatever means or form maintained by Landlord) shall conform with generally accepted accounting principles and shall accurately memorialize, on an ongoing basis, all Operating Expenses actually incurred by Landlord in connection with the Premises.

(2) Within forty five (45) days after the end of each Operating Year, Landlord shall furnish to Tenant a “Reconciliation Statement” for that Year. The Reconciliation Statement shall include that portion of the Operating Expense Ledger covering the completed Operating Year, and shall reconcile the Operating Expenses reflected therein with the Estimated Expenses for that Year. Tenant shall pay to Landlord any sum by which said Operating Expenses exceeded the Estimated Expenses, and Landlord shall credit to Tenant any sum by which the Estimated Expenses exceeded said Operating Expenses. Each such payment and/or credit shall be paid and/or applied concurrently with the next installment of Operating Expenses then due. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord's right to require Tenant to pay any applicable Operating Expense Fee pursuant hereto.

(e) Right to Object/Audit Reconciliation Statement. Tenant shall have the right to object to any Reconciliation Statement, based on Tenant’s good faith belief that the Reconciliation Statement, and/or any item, figure and/or amount therein, is incorrect or fails to conform with the terms and provisions of this Lease. Any such objection shall be signified by Tenant’s delivery of notice thereof to Landlord, and shall be resolved according to the audit provisions under Subsection (g), below; provided, however, that, should Tenant fail to give such notice within thirty (30) days following delivery of the Reconciliation Statement, then the determination therein shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred. Tenant’s timely objection to any given Reconciliation Statement shall toll the associated obligation for payment and/or credit pending completion of the audit provisions under Subsection (g), below.

(f) Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease.

(g) Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for all or any portion of the Operating Expense Ledger and/or any Reconciliation Statement delivered by Landlord (provided, however, Tenant shall not have an audit right with respect to Building or Premises operations documentation that is not a part of Operating Expenses), in accordance with the following procedure:

(1) Tenant shall, within one hundred eighty (180) days after any Reconciliation Statement is delivered, deliver a written notice to Landlord specifying the portions of the Operating Expense Ledger or Reconciliation Statement that are claimed to be incorrect. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant’s obligation to make all payments of Base Rent and all payments of the Operating Expense Fee) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Reconciliation Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Reconciliation Statement shall be deemed waived.

(2) Landlord shall keep and maintain the Operating Expense Ledger, and all other records concerning this Lease, in reasonably complete, legible, and accurate form (in accordance with Landlord’s standard practices and the terms herein) for a period of five (5) years from the date that Operating Expenses are incurred. Tenant acknowledges that Landlord maintains its records for the Premises at the office of Landlord's property manager, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Landlord shall provide all backup records knowingly in Landlord’s possession and reasonably required for the foregoing audit directly to Tenant, which Tenant may also have reviewed by any professional internal employee of Tenant or a third-party auditor retained by Tenant (provided, that, in order for Tenant to formally exercise its rights under this Paragraph 6(g) to dispute the Operating Expense Ledger or a Reconciliation Statement, Tenant must first cause such records to be reviewed by a Qualified Person in accordance with the terms hereof, which Qualified Person may be the third-party party auditor retained by Tenant pursuant to this sentence so long as such auditor satisfies the requirements herein for a Qualified Person). Subject to the terms of this Paragraph, Tenant shall have the right to make copies of any or all Landlord's records if an on-site visit to the Landlord's office is required by Tenant. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which, except as required by law or pursuant to court order, shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees. The unauthorized disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

(3) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right, at Landlord’s sole expense, to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord’s and Tenant’s reviews shall jointly designate a third (3rd) Qualified Person, at Tenant’s sole cost and expense (except as otherwise provided in this Paragraph), to conduct a review of Landlord’s records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord’s records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent payment obligations of Operating Expense Fees; provided, however, if Tenant has overpaid by more than five percent (5%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Tenant’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of industrial projects on terms which do not entail any compensation based or measured in any way upon any savings or increase in rent or reduction or increase in Operating Expenses achieved through the inspection process.

(h) Security Services. To accommodate Tenant’s need to communicate promptly with security personnel, and to advance efficient coordination of security at the Premises, security services shall be excluded from Operating Expenses, it being understand that Tenant shall contract directly with the vendor(s) providing such services to the Premises. Tenant shall be responsible and shall timely pay all such invoices and provide proof of the same to Landlord when paid. Tenant shall diligently manage such security services contracts and shall devote sufficient staff to liaison with security service personnel.

7. Utilities.

(a) Tenant shall timely pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom use. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

(b) Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith.

(c) Energy Consumption Data. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord, at its election, may contact any utility company providing utility services to the Premises in order to obtain data on the energy being consumed by the occupant of the Premises. Furthermore, Tenant agrees to provide Landlord with Tenant's energy consumption data within thirty (30) days after Landlord's request for the same. Tenant acknowledges that pursuant to applicable Legal Requirements, Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the "Tenant Energy Use Disclosure"). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Tenant agrees to take such further actions as are necessary in order to further the purpose of this paragraph, including, without limitation, providing to Landlord the names and contact information for all utility providers serving the Premises, copies of utility bills, written authorization from Tenant to any such utility company to release information to Landlord, and any other relevant information reasonably requested by Landlord or the applicable utility company.

8. Taxes. Landlord shall pay all real estate taxes, assessments, special assessments, improvement district assessments, and governmental charges that accrue against the Premises and are applicable to any period during the Lease Term (collectively referred to as "Taxes"). Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Premises or changes in ownership (as defined in the California and Revenue Taxation Code) including, without limitation, any increase in the foregoing as a result of any reassessment of the Premises for real estate tax purposes attributable to Landlord's acquisition of the Premises under the PSA (hereafter, “Tax Reassessment”). Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against it in connection with any personal property or fixtures placed in the Premises.

9. Insurance.

(a) Tenant Insurance Requirements.

(i) Effective as of the earlier of: (x) the date Tenant enters or occupies the Premises; or (y) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage (subject to increases in coverage amounts and additional types of coverage, as reasonably determined by Landlord from time to time):

(1) Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	$2,000,000
Products/Completed Operations Aggregate	$1,000,000
Personal and Advertising Injury Liability	$1,000,000
Fire Damage Legal Liability	$100,000
Medical Payments	$5,000

Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability insurance shall include Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form (or its equivalent), shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

(2) Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

(3) Workers’ compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000.

(4) Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer’s liability policies with the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	$7,000,000

Umbrella/Excess liability policies shall contain an endorsement stating that any entity qualifying as an additional insured on the insurance stated in the Schedule of Underlying Insurance shall be an additional insured on the umbrella/excess liability policies, and that they apply immediately upon exhaustion of the insurance stated in the Schedule of Underlying Insurance as respects the coverage afforded to any additional insured. The umbrella/excess liability policies shall also provide that they apply before any other insurance, whether primary, excess, contingent or on any other basis, available to an additional insured on which the additional insured is a named insured (which shall include any self-insurance), and that the insurer will not seek contribution from such insurance.

(5) Property insurance “the equivalent of causes of loss – special form” including windstorm, theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises..

(6) Business income and extra expense insurance with limits not less than one hundred percent (100%) of all net income and charges payable by Tenant under this lease for a period of twelve (12) months.

(ii) All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in the state in which the Premises is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives shall be non contributory. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall evidence that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Paragraph 9(a)(i)(5) above. Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least thirty (30) days prior written notice of cancellation, non-renewal or material change in coverage.

(iii) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Lease Term, within ten (10) days following Landlord’s request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

(iv) The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation under this Lease. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(v) The Tenant insurance requirements stipulated in Paragraph 9(a)(i) above are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.

(vi) Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same forms as are required of Tenant under this Lease and in amounts approved in advance by Landlord and/or Landlord's property manager. Contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder. All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Premises is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, each policy will contain provisions giving Landlord and each of the other additional insureds with at least thirty (30) days' prior written notice of any cancelation, non-renewal or material change in coverage. The above requirements shall apply equally to any subcontractor engaged by contractor.

(b) Landlord's Insurance. Landlord shall obtain and maintain the following: property insurance “the equivalent of causes of loss – special form” covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses; provided, however, Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises; and (2) commercial general liability insurance, which shall be in such amount as Landlord so determines and shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant. Tenant shall not be included as an additional insured on any policy of liability insurance maintained by Landlord. In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood insurance, earthquake insurance and rent loss insurance, provided, that, maintaining such insurance is consistent with the then-prevailing practices of institutional and prudent owners of first-class properties comparable to the Premises in the same general geographical area in which the Premises is located. The premiums for all such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Premises or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Premises or Building will be reasonably determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

(c) Waiver of Subrogation. Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Premises to the extent that Landlord’s property insurance policies then in force insure against such damage or destruction and permit such waiver and only to the extent of insurance proceeds actually received by Landlord for such damage or destruction. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant’s property insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction. Landlord will not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including but not limited to theft, and/or acts or threatened acts of terrorism, damage or injury due to mold, excepting only losses or damages resulting from the gross negligence or willful misconduct of Landlord. Landlord will not be liable under any circumstances to Tenant for any incidental or consequential damages.

10. Landlord’s Repairs. Landlord shall maintain and repair, as part of Operating Expenses, only the fire sprinklers and fire protection systems (if any), roof, floor slabs, foundation piers and structural portions of the exterior walls and other structural components of the Building in good repair, reasonable wear and tear, damage existing as of the Commencement Date, and uninsured losses and damages caused by Tenant, its agents, employees, contractors, licensees and invitees excluded. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain, as part of Operating Expenses, in good repair and condition the parking areas and other areas of the Premises outside of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Building, the cost of such maintenance, repair and replacement to be paid in accordance with Paragraph 6 hereof. To the extent any expenditure incurred by Landlord in connection with the performance of its obligations under this Paragraph 10 would be considered a capital expense based on the then-prevailing practices of institutional and prudent owners of first-class properties comparable to the Premises in the same general geographical area in which the Premises is located, then such expenditure shall be amortized and the terms of the last sentence of Paragraph 6(c) shall apply thereto for purposes of including the same in Operating Expenses. Tenant hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the rent.

11. Tenant’s Repairs.

(a) Subject to Landlord’s obligation in Paragraph 10 and the terms of Paragraph 11(d), Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises and Building and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Subject to the terms of Paragraph 11(d), such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Within ten (10) days of the Commencement Date, Tenant, at Tenant’s expense, shall enter into maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises; provided, however, at Landlord’s written election (but at Tenant’s expense), Landlord shall have the right (but not the obligation) to enter into such maintenance service contracts. The scope of services and contractors under such maintenance contracts maintained by Tenant shall be subject to Landlord's prior written approval.

(b) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls) or any Building systems (e.g., plumbing, electrical, HVAC, fire and life safety), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building, and/or the Building systems, that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense.

(c) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment, dock equipment, and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible (or if Tenant fails to obtain any of the certifications described in the immediately preceding sentence), Landlord may perform such work (and/or obtain such certifications) and be reimbursed by Tenant within ten (10) days after demand for all costs and expenses incurred by Landlord in connection therewith. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Premises that results from damage caused by the negligence, willful misconduct or misuse of Tenant, its agents, contractors, or invitees or Tenant’s breach of this Lease and any repair that benefits only the Premises.

(d) If any existing heating, ventilation and air conditioning systems or other mechanical and building systems serving and permanently integrated with the Building as of the Effective Date (an "Existing System") requires capital replacement (as opposed to repair or maintenance) during the Lease Term, as determined by a licensed and qualified contractor (such recommendation as verified by Landlord’s own licensed and qualified contractor) or as otherwise agreed by Landlord and Tenant, then, provided that (x) Tenant has at all times maintained the maintenance and service contracts required by Paragraph 11(a) with respect to the Existing System, (y) Tenant has performed ordinary repairs and maintenance with respect to the same as and when necessary, and (z) such capital replacement (1) was not necessitated by Tenant's misuse, neglect or failure to timely comply with any of the terms of this Lease, or (2) is not with respect to any supplemental system, equipment or Tenant-Made Alteration installed in the Premises by, for or on behalf of Tenant following the Effective Date (the requirements set forth in the foregoing clauses (x) through (z) are referred to herein as the "Special Landlord Repair/Replacement Requirements"), Landlord shall be responsible for the removal and replacement of such Existing System with a replacement system reasonably selected by Landlord, and the cost thereof shall be amortized on a straight line basis (with interest at a rate determined by Landlord, but not to exceed seven percent (7%) per annum) over a period equal to the useful life thereof for federal income tax purposes, and Tenant shall pay such amortized payments to Landlord on the first day of each month together with its Base Rent payments (but without regard to any credit or abatement of Base Rent) through and including the expiration of the Lease Term (and any extensions thereof). Additionally, if the cost to perform any maintenance and repair for which Tenant is responsible under Paragraph 11(a) exceeds $100,000.00 and, in any event, is more than fifty percent (50%) of the cost to replace the item requiring repair and maintenance (the "Landlord Repair Threshold"), as determined by a licensed and qualified contractor (such recommendation as verified by Landlord’s own licensed and qualified contractor) or as otherwise agreed by Landlord and Tenant, and provided that Tenant has satisfied the Special Landlord Repair/Replacement Requirements with respect to the applicable item requiring such repair and maintenance as if it were an Existing System, then, in such case, at Tenant's option to be delivered to Landlord in writing, Landlord shall replace the item with the cost thereof amortized and payable by Tenant in accordance with the foregoing terms of this Paragraph 11(d) as if the replacement of such item were a replacement of an Existing System. In furtherance of the foregoing, and as a condition to any Landlord obligation pursuant to this Paragraph 11(d), (i) Tenant shall provide prior written notice to Landlord of the failure or required replacement of the Existing System or the item requiring repair and maintenance that exceeds the Landlord Repair Threshold, as applicable, along with a detailed recommendation from a licensed and qualified contractor that the replacement is required or the estimated cost to perform the applicable repair and maintenance (such recommendation or estimate, as applicable, subject to verification by Landlord’s own licensed and qualified contractor), (ii) Landlord shall reasonably determine the scope (including the brand, make, and model of any proposed replacement system) and final budget for the project (or, as applicable, the modification and/or reconfiguration project) prior to the actual incurrence of any costs related thereto, (iii) Tenant shall provide Landlord with all necessary access to the Premises, and shall reasonably cooperate with Landlord in all respects, to undertake and complete the project, it being understood that Tenant shall not be entitled to any abatement of rent or claims of any kind against Landlord in connection with any inconvenience or accommodations which are required by Landlord, or in connection with any interference with Tenant’s business operations as part of the completion of the project, and (iv) Tenant, at its sole cost and expense and prior to the commencement of the project, shall promptly remove all personal property, trade fixtures, equipment, office furniture and/or other similar items, if any, as may be reasonably required by Landlord for Landlord to undertake and complete the project. Notwithstanding anything to the contrary herein, this Paragraph 11(d) shall not apply to any supplemental systems or equipment or Tenant-Made Alterations installed by or on behalf of Tenant following the Effective Date. Landlord will use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises in connection with the performance of any replacement of an Existing Systemin or the performance of any repairs and maintenance accordance with this Paragraph 11(d) (provided, however, in no event will Landlord be required to incur overtime or after-hours charges, modify its construction schedule, or otherwise incur increased costs or expenses in connection therewith).

12. Tenant-Made Alterations and Trade Fixtures.

(a) Any alterations, additions, reorganization of interior Building space, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that if such Tenant-Made Alteration affects the structural portions or the systems or equipment of the Building, or affects or is visible from the exterior of the Building, then Landlord may withhold its consent in its sole discretion. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. Notwithstanding the foregoing, Tenant-Made Alterations which replace existing office space with warehouse space shall be permitted with the prior written consent of Landlord not to be unreasonably withheld.

(b) All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction not to exceed five percent (5%) of the total cost of such Tenant-Made Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

(c) Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

(d) Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord’s requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by the removal of any such Tenant-Made Alterations and restore the areas of the Premises affected by such removal to good condition and repair, normal wear and tear excepted.

(e) Tenant, at its own cost and expense and without Landlord’s prior approval, may erect within the Building such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items are located within the Building, do not alter the basic character of the Building, do not overload or damage the Building, and may be removed without injury to the Building, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal (which, in the case of Trade Fixtures consisting of Tenant's racking, will include filling any holes in the flooring of the Building in a good and workmanlike manner).

13. Signs. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Building shall be subject to Landlord’s prior written approval and shall conform in all respects to Landlord’s requirements. Tenant shall not make any changes to the Premises that are visible from outside of the Building, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Building, without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.

14. Parking. Tenant shall be entitled to park its vehicles in one hundred percent (100%) of the parking spaces located within the Premises, subject to Tenant’s obligation to comply with all Legal Requirements, the terms of this Lease and all rules and regulations which are prescribed from time to time by Landlord. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. All motor vehicles (including all contents thereof) shall be parked in the Premises’ parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

15. Restoration.

(a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty (a “Casualty”), Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed one hundred eighty (180) days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take one hundred eighty (180) days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the Tenant-Made Alterations and any other improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged as a result of a Casualty during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage. Tenant shall pay to Landlord, within ten (10) days following Landlord’s demand therefor, the amount of the deductible under Landlord’s insurance policy. If the damage involves portions of the Building other than the Premises, Tenant shall pay only a portion of the deductible based on the ratio of the costs of repairing the damage to the Premises to the total cost of repairing all of the damage to the Building.

(b) If the Premises are destroyed or substantially damaged by any Casualty not covered by the insurance maintained by Landlord or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Base Rent shall be proportionately reduced as provided in Paragraph 15(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such Casualty.

(c) Notwithstanding the foregoing, if the Premises or Building are wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Tenant, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant’s sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant’s sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 15(c) to the extent that insurance proceeds are collected by Landlord to repair such damage, although Tenant shall in such events pay to Landlord the full amount of the deductible under Landlord’s insurance policy and any amounts not insured. This Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant.

(d) Tenant hereby acknowledges and agrees that a Casualty shall occur only where the physical or structural integrity of the Premises or Building has been damaged or destroyed, and that a Casualty shall in no event occur as a result of (i) a governmentally mandated closure of the Premises or Building and/or of Tenant’s business for the purpose of protecting public health and safety (including, without limitation, to protect against acts of war or the spread of communicable diseases or infestations), or (ii) Tenant’s inability to use the Premises, to the extent such space remains undamaged by any Casualty.

(e) The provisions of this Paragraph 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or Building, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Building.

16. Condemnation. If any part of the Premises or the Building should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s reasonable judgment the Taking would materially interfere with or impair its ownership or operation of the Premises or Building, or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Premises, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award, including, without limitation any award for a Taking of Tenant’s leasehold interest hereunder; provided, however, Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, damage to Tenant’s Trade Fixtures, the unamortized cost of any Tenant-Made Alterations to the extent paid for by Tenant, interruption of or damage to Tenant’s business, or any other amounts available to Tenant pursuant to applicable laws. Tenant hereby acknowledges and agrees that a governmentally mandated closure of the Premises and/or Building and/or of Tenant’s business for the purpose of protecting public health and safety (including, without limitation, to protect against acts of war or the spread of communicable diseases or infestations) shall not constitute a temporary Taking for “public use” entitling Tenant to an abatement of Rent, award or any other remedy under this Lease, at law or in equity. This paragraph shall be Tenant’s sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of Section 1265.130 of the California Code of Civil Procedure or any other statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.

17. Assignment and Subletting.

(a) Without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant, under common control with Tenant or to an entity whose principals hold an interest (a “Tenant Affiliate”), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate and the Tenant Affiliate must have a net worth (calculated in accordance with generally accepted accounting principles, consistently applied) greater than or equal to that of Tenant as of the date of this Lease. Any Tenant Affiliate to whom this Lease is assigned in accordance with, and subject to, the terms of this Lease is referred to herein as a “Tenant Affiliate Assignee”. Tenant may only sublease the Premises pursuant to its status as lessee under this Lease.

(b) Notwithstanding the above, Tenant shall be permitted to sublease the Premises subject to the following terms: (i) No sublease shall have a term beyond December 30, 2026 (i.e., the interests of all sublessees shall expire on or before December 30, 2026). (ii) Seller or Tenant shall procure from each sublessee: a. A standard form subordination agreement whereby each sublessee warrants and agrees that: (1) its interest is subordinate to the this Lease; and (2) in the event that this Lease terminates prior to the sublease then Buyer shall have the right, in Buyer’s sole discretion, to either terminate the sublease or attorn to the terms of the sublease (hereafter, a “Subordination Agreement”); b. Seller or Tenant shall procure from each sublessee a standard form estoppel certificate (such as the AIR CRE Standard Estoppel Certificate – by lessee form, or other comparable standard form) whereby each sublessee acknowledges that its tenancy terminates on or before December 30, 2026 (hereafter, an “Estoppel Certificate”); and c. All Subordination Agreements and Estoppel Certificates shall delivered to Landlord before the Commencement Date.

(c) Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any Transfer, other than to a Tenant Affiliate. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (i) Tenant is in default of this Lease; (ii) the assignee or subtenant is unwilling to assume in writing all of Tenant’s obligations hereunder; (iii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; or (iv) the Premises will be used for different purposes than those set forth in Paragraph 3(a) or for a use requiring or generating Hazardous Materials. Tenant hereby waives and releases its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

(d) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant. If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis.

(e) If the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

18. Indemnification. Without limiting any of Tenant's indemnifications obligations or other liabilities under the PSA, and except for any “Claims” (as defined below) to the extent arising out of the gross negligence or intentional misconduct of Landlord and/or any of the Landlord Parties (as hereinafter defined), Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord, provided, any counsel required by Tenant’s insurer shall be deemed reasonably acceptable for such purpose) and hold harmless Landlord, and Landlord’s agents, employees and contractors (collectively, the “Landlord Parties”), from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys’ fees) (collectively, “Claims”), arising from any occurrence in or about the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees (each a “Tenant Party” and collectively, “Tenant Parties”) in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant’s failure to perform its obligations under this Lease. Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant, provided, any counsel required by Landlord’s insurer shall be deemed reasonably acceptable for such purpose) and hold harmless Tenant from and against any and all Claims to the extent caused by the gross negligence or willful misconduct of Landlord (or its agents, employees or contractors) at the Premises; provided, however, notwithstanding the foregoing or anything to the contrary in this Lease, Landlord shall not have any obligation to indemnify Tenant or its agents or employees for: (i) any Claims to the extent caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors, subtenants, assignees, licensees of invitees (or any of their respective officers, directors, shareholders, members, agents, employees or contractors) or Tenant’s breach of this Lease; or (ii) any Claims to the extent waived by Tenant pursuant to the provisions set forth in Paragraph 9(c) above. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord or any of the other indemnified parties be liable for any injury or interruption to Tenant’s business or any loss of income therefrom under any circumstances and neither Landlord nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by Tenant.

19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises during regular business hours (or at any time in the event of an emergency) and upon not less than forty-eight (48) hours’ prior verbal or written notice to Tenant (except in the event of an emergency, in which case no such notice shall be required) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Premises is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.In connection with any entry of the Premises by Landlord under this Paragraph, Landlord shall exercise all reasonable efforts to attempt to minimize interference with the operation of Tenant's business in the Premises permitted under this Lease.

20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, and all matters of record, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

21. Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Tenant may give written notice to Landlord at least thirty (30) days prior to vacating the Premises to request a joint inspection of the Premises at the time of vacating, and if Tenant timely delivers such notice, then the parties shall reasonably cooperate to perform such inspection and confirm in writing Tenant’s repair and restoration obligations in accordance with the terms of this Lease. Tenant’s failure to give such notice (or the failure of such joint inspection to occur) shall not limit Landlord’s rights or Tenant’s obligations under this Lease. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all costs associated therewith, plus an administrative fee of 5% of such costs, promptly upon Landlord’s delivery to Tenant of an invoice therefor.

22. Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord’s sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, monthly base rental equal to 150% of the Base Rent in effect as of the last month of the Lease Term, computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over that lasts for more than ninety (90) days. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a) Tenant shall fail to pay (i) any installment of Base Rent or Tenant’s Proportionate Share of Operating Expenses when due, or (ii) any other payment required herein when due where such failure with respect to such other payment continues for more than five (5) days following Landlord’s delivery to Tenant of written notice thereof.

(b) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (iii) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(c) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed so as to not comply with the terms of this Lease, except, in each case, as permitted in this Lease.

(d) Tenant shall fail to occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, without, in any such case, first implementing measures reasonably satisfactory to Landlord to ensure that Tenant’s obligations hereunder (including with respect to maintenance and repair and compliance with Legal Requirements) will be fulfilled and the Premises will be secured.

(e) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(f) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(g) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord’s request for the same.

(h) Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of thirty (30) days or more after notice from Landlord to Tenant.

(i) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default; provided that, if such default is not reasonably capable of being cured within such thirty (30) day period then such period shall be extended for as long as reasonably necessary to cure such default, provided that Tenant shall commence such cure as soon as reasonably possible (and within the initial thirty (30) day period in any event) and thereafter diligently and continuously prosecute such cure to completion.

(j) The failure of Tenant or Tenant’s employees, agents or representatives to observe or comply with any of the reasonable rules and regulations of the Premises as established (and as the same may be amended from time to time) in accordance with the terms of this Lease, and such failure shall continue for ten (10) days or more after written notice from Landlord to Tenant.

Any notices to be provided by Landlord under this Paragraph 23 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

24. Landlord’s Remedies. Upon the occurrence of any default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

(a) Termination of Lease. Landlord may terminate this Lease and Tenant’s right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord’s interest under this Lease, shall not be deemed a termination of Tenant’s right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default described in Paragraph 23 of this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure. If Landlord terminates this Lease and Tenant’s right to possession of the Premises, Landlord may recover from Tenant:

(1) The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

(2) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3) The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers’ commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Lease Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant’s personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises. Tenant shall also reimburse Landlord for the pro rata portion of leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Lease Term including any terminated option periods which is unexpired as of the date on which this Lease terminated, discounted to present value.

All computations of the “worth at the time of the award” of amounts recoverable by Landlord under (1) and (2) hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The “worth at the time of the award” recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus one percent (1%).

Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

(b) Lease to Remain in Effect. Notwithstanding Landlord’s right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, and, to the extent otherwise permitted by applicable Legal Requirements, notwithstanding any governmentally-imposed eviction moratorium then in effect, continue this Lease in full force and effect and not terminate Tenant’s right to possession, and enforce all of Landlord’s rights and remedies under this Lease (including, without limitation, Landlord’s right to use all or part of the Security Deposit). In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet or assign, subject only to reasonable limitations). Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ fees and receivers’ fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

(c) All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

(d) No Surrender. No act or omission by Landlord or its agents during the Lease Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

(e) Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect Landlord’s right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification and other obligations of Tenant intended to be performed after termination of this Lease shall survive termination of this Lease.

(f) Waiver of Redemption by Tenant. In the event Landlord exercises any one or more of Landlord's rights and remedies under this Article 24, Tenant expressly waives (for Tenant and for all those claiming under Tenant) any and all rights of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or granted by or under any present or future laws, and further releases Landlord from any and all claims, demands and liabilities by reason of such exercise by Landlord. Notwithstanding anything contained in this Lease to the contrary, except in connection with Landlord's exercise of its rights and remedies if Tenant "abandons" the Premises as defined by applicable law, Tenant may not be evicted, nor the Premises repossessed, without Landlord first obtaining an order of eviction from a court of competent jurisdiction authorizing eviction and/or repossession.

25. Tenant’s Remedies/Limitation of Liability.

(a) Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary, provided that Landlord shall have commenced such performance as soon as reasonably possible [and within the initial thirty (30) day period in any event] and thereafter diligently and continuously prosecuted such performance to completion). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s equity interest in the Building, and in no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

(b) Notwithstanding the foregoing, in the event that Landlord fails to make any repairs to the Premises which Landlord is required to make pursuant to the terms of this Lease (which failure to repair materially and adversely affects Tenant's use of the Premises) within thirty (30) days after written notice from Tenant (or five (5) days after written notice in the case of an emergency involving the likelihood of imminent harm to person or material damage to property), then Tenant may give Landlord an additional five (5) business days written notice (or additional one (1) business day's written notice in the case of emergency as described above) (such additional notice, a "Self-Help Notice") specifying that Tenant is going to take such required action (which notice must describe in detail the action required of Landlord pursuant to this Lease, and state in the subject line in boldface, ALL CAPS, 12-point or greater font, that "LANDLORD'S ATTENTION IS REQUIRED. IF LANDLORD FAILS TO COMMENCE PERFORMANCE OF ITS OBLIGATIONS WITHIN FIVE (5) BUSINESS DAYS FOLLOWING THE DATE OF THIS NOTICE, TENANT SHALL EXERCISE IT'S "SELF-HELP" REMEDY PURSUANT TO PARAGRAPH 25(b)OF THE LEASE"; provided, that in the event of an emergency as described above, such Self-Help Notice shall provide for a one (1) business day response deadline, as opposed to five (5) business days). If Landlord has not commenced to repair such problem (or reasonably objected to the required action described in Tenant's notice) within such five (5) business day period (or one (1) business day period in the case of an emergency) after receipt of the Self-Help Notice from Tenant (which Self-Help Notice must conform with the foregoing requirements), then Tenant shall have the right to perform the required action of Landlord and, provided that Landlord has not reasonably disputed or objected to the required action described in Tenant's notice, Landlord shall reimburse Tenant for the actual and reasonable costs thereof (except to the extent Tenant would otherwise ultimately have been responsible for such costs under this Lease, including through Operating Expenses) within sixty (60) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. In the event Tenant takes such action, and such work may affect the structure, systems or exterior appearance of the Building, then Tenant shall use only those contractors used by Landlord in the Premises for such work. All work performed by Tenant pursuant to this Paragraph 25(b) shall be subject to all of the terms and conditions of this Lease (including, without limitation, Paragraph 12), except that Landlord's consent shall not be required (to the extent the other provisions of this paragraph have been complied with by Tenant). In no event shall Tenant be entitled to offset any amounts owed by Landlord to Tenant under this Lease against Tenant's obligations to Landlord.

26. Dispute Resolution. Each controversy, dispute or claim between Landlord and Tenant arising out of, based upon or relating to this Lease, with the exception of claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession of the Premises (which disputes shall be resolved by suit filed in the Superior Court of Riverside County, California), will be resolved by a reference proceeding in Riverside County, California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections. The Parties shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the judicial reference proceeding. In the event litigation is filed based on any such dispute, the following shall apply:

(a) The proceeding shall be brought and held in Riverside County, unless Landlord and Tenant agree to an alternative venue. In disputes required to be submitted to a reference proceeding, either party may seek injunctive or other provisional relief from the referee or from a court of competent jurisdiction as set forth herein. At the outset of the dispute, a party may file an application for any provisional or injunctive remedy with the court, but only upon the ground that the decision to which the applicant may be entitled to may be rendered ineffectual without such provisional or injunctive relief.

(b) Landlord and Tenant shall agree upon a single referee who shall have the power to try any and all of the issues raised, whether of fact or of law, which may be pertinent to the matters in dispute, and to issue a statement of decision thereon to the court. The referee shall be (1) a retired Judge; and (2) selected by mutual agreement of Landlord and Tenant; provided, however, if they cannot so agree within thirty (30) days after the filing of any claim, the referee shall be promptly selected by the Presiding Judge of the Riverside County Superior Court (or its representative). Each party shall have one peremptory challenge pursuant to CCP 170.6. The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).

(c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the Parties.

(d) The referee may require one or more pre-trial conferences.

(e) Landlord and Tenant shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge.

(f) Except as expressly set forth in this Lease, the referee shall determine the manner in which the reference proceeding is conducted, including the time and place of all hearings, the order or presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.

(g) All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. A stenographic record of the trial shall be made. The cost of the court reporter at the trial shall be borne equally by Landlord and Tenant.

(h) The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent applicable.

(i) The referee shall have the authority to rule on all post-trial motions in the same manner as a trial judge.

(j) Landlord and Tenant shall promptly and diligently cooperate with each other and the referee and perform such acts, as may be necessary, for an expeditious resolution of the dispute.

(k) All fees and costs of the referee shall be paid one-half by Landlord and one-half by Tenant. Each party shall initially bear its own costs and attorneys’ fees, but upon motion of the prevailing party, the referee shall, in his statement of decision, award all costs and expenses, including fees and costs paid to the referee, and reasonable attorneys’ fees (payable at standard hourly rates), to the prevailing party in accordance with California law. The prevailing party on appeal shall also be entitled to costs and reasonable attorneys’ fees incurred in connection with any appeal from any judgment entered by the Superior Court.

(l) The statement of decision of the referee upon all of the issues considered by the referee shall be binding upon the parties, and upon filing of the statement of decision with the clerk of the court, or with the judge where there is no clerk, judgment may be entered thereon. The decision of the referee shall be appealable as if rendered by the court. This provision shall in no way be construed to limit any valid cause of action that may be brought by any party.

(m) The above procedures provide for resolution of disputes (except for unlawful detainer) through general judicial reference, or, in the alternative, binding arbitration. In either event, Landlord and Tenant expressly acknowledge and accept that they are waiving their respective rights to a jury trial. Each party further acknowledges and agrees that this paragraph has been negotiated at arms’ length with the assistance of legal counsel and the legal effect fully explained, and that its provisions constitute a knowing and voluntary agreement.

27. Subordination.

(a) This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however, that the foregoing subordination shall be conditioned upon the holder of such deed of trust, mortgage or ground lease agreeing in writing not to disturb Tenant’s possession of the Premises sand leasehold interest therein so long as Tenant is not in default under this Lease beyond any applicable notice and cure period. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, subject to the terms of the proviso of the first sentence of this Paragraph 27(a), Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) days of such request. Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded.

(b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

(c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to California Civil Code Section 8444 in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof, then Landlord may take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within five (5) business days following written demand therefor.

29. Estoppel Certificates. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating (a) that this Lease is in full force and effect, (b) the date to which rent has been paid, (c) that, to the knowledge of Tenant, Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), (d) the termination date of this Lease, and (e) such other matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant’s obligation to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord’s written request thereof.

30. Environmental Requirements.

(a) Except for Hazardous Material contained in products used by Tenant in de minimis quantities for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative offices on the Premises or Building, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below), Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any “Hazardous Materials” (as defined below) on, under or about the Premises. Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit D incorporated herein by reference. If Tenant’s Environmental Questionnaire indicates that Tenant will be utilizing Hazardous Materials, in addition to all other rights and remedies Landlord may have under this Lease, including, without limitation, declaring a default hereunder by Tenant for a breach of representation, Landlord may require Tenant to execute an amendment to this Lease relating to such Hazardous Materials use and Tenant’s failure to execute any such amendment within ten (10) days of Landlord’s delivery thereof to Tenant shall constitute a default hereunder by Tenant. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises of any Environmental Requirement. Tenant shall not conduct any invasive environmental testing or investigation (including, without limitation, any testing of any soils) on or about the Premises without obtaining Landlord’s prior written consent, and any investigations or remediation on or about the Premises shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord.

(b) The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

(d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Building and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

(e) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Tenant’s expense. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

(f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.

32. Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Premises, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when resulting from or arising out of any foreseen or unforeseen causes beyond the reasonable control of Landlord, excluding the payment of money, but including, and not limited to, strikes, lockouts, labor disputes, acts of God, inability to obtain or shortages in labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, governmental orders or directives, delay in issuance of permits, inspections or approvals, utility company delays, enemy or hostile governmental action, civil commotion, inclement weather, fire or other casualty, pandemics, epidemics and wide-spread public health emergencies, eviction moratoria, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

34. Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers. Tenant represents and warrants that it has not engaged any real estate broker or real estate agent to represent in connection with this Lease. Tenant makes no warranty or representation as to whether any broker, agent or other person has represented Landlord with respect to this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with or represented Tenant with regard to this leasing transaction. This indemnification does not extend to claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with or represented Landlord with regard to this leasing transaction.

37. Miscellaneous.

(a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e) At Landlord’s request from time to time (but no more than once per calendar year, unless in a connection with an Event of Default, a Transfer, or an actual or potential sale, financing, ground lease, or similar transaction involving the Premises), Tenant shall furnish Landlord with true and complete copies of its most recent unaudited annual financial statements prepared by Tenant or Tenant’s accountants and certified as true, correct and complete in all material respects by an authorized officer of Tenant. Such annual statements shall be certified as true and accurate in all material respects by a financial officer of Tenant. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord’s lenders or potential lenders, (2) to potential purchasers of all or a portion of the Premises, (3) to Landlord’s attorneys, accountants, consultants or other advisors, (4) otherwise as reasonably necessary for the operation of the Premises or administration of Landlord’s business, or (5) if disclosure is required by any judicial or administrative order or ruling. Landlord acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Tenant, which shall not be disclosed to anyone other than the parties described above in this Paragraph. Recipients of Tenant's financial information pursuant to items (1), (3) and (4) above shall be advised of the confidential nature of the financial information and shall be bound to maintain such information as confidential, and recipients under item (2) above shall be required to execute a commercially reasonable confidentiality agreement with respect to the same. If disclosure is required pursuant to item (5) above, then Landlord shall provide Tenant with prompt written notice of any such requirement so that Tenant may in its sole discretion seek a protective order or other appropriate remedy and/or waive compliance with this confidentiality requirement, and Landlord shall reasonably cooperate with Tenant in connection with the same.

(f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

(g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or ten percent (10%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises is located, excluding any principles of conflicts of laws.

(l) Time is of the essence as to the performance of Landlord’s and Tenant’s obligations under this Lease.

(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n) In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys' fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys’ fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts' fees and expenses, court costs and consulting fees.

(o) There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(p) To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Building, Tenant shall promptly notify Landlord thereof in writing.

(q) Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(r) Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Legal Requirements and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(s) Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s entity number assigned by the Nevada Secretary of State is E0025972008-6. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(t) Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant’s failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as a penalty.

(u) To the extent required in connection with Legal Requirements or to fulfill Landlord's obligations hereunder, Landlord may during the Lease Term construct, renovate, improve, alter, or modify (collectively, "Renovations") the Building and/or the Premises, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Premises, including portions of the common areas, or perform work in the Building and common areas, which work may create noise, dust or leave debris in the Building and common areas. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages from Landlord; provided, that, Landlord shall use commercially reasonable efforts to attempt to minimize any substantial interference with the conduct of the Permitted Use from the Premises.

(v) Landlord may, in Landlord's sole and absolute discretion, elect to pursue or maintain sustainability certifications for the Premises (or portions thereof), or otherwise implement sustainability initiatives or practices with for the Premises (as such sustainability initiatives and practices are to be determined by Landlord, from time to time). In the event that Landlord elects to pursue or maintain any such certifications, initiatives, or practices, Tenant shall promptly cooperate with the Landlord's efforts in connection therewith and provide Landlord with any documentation and information it may need in connection with the same (which cooperation may include, but shall not be limited to, Tenant complying with certain standards pertaining to the purchase of materials used in connection with any Tenant-Made Alterations or improvements undertaken by or on behalf of the Tenant in the Premises, the sharing of documentation pertaining to any Tenant-Made Alterations or improvements undertaken by or on behalf of Tenant in the Premises, and the sharing of Tenant's billing information pertaining to trash removal and recycling related to Tenant's operations in the Premises). Landlord shall have the right to conduct periodic surveys and to gather feedback from Tenant with respect to sustainability efforts and related matters, and Tenant shall complete any such surveys (and otherwise respond to written requests for information from Landlord) to the best knowledge of Tenant.

(w) Landlord or Tenant may deliver executed signature pages to this Lease by PDF transmission to the other party, which PDF copy shall be deemed to be an original executed signature page. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page. The parties hereby acknowledge and agree that counterpart signature pages distributed electronically by facsimile or e-mail, may be used in connection with the execution of this Lease and shall be legal and binding and shall have the same full force and effect as if an a paper original of this Lease had been delivered had been signed using a handwritten signature. Landlord and Tenant (i) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature. If this Lease has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), and Uniform Electronic Transactions Act ("UETA"), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

(x) To the extent permitted by applicable Legal Requirements, Tenant hereby waives (i) any rights Tenant would otherwise have pursuant to California Civil Code Section 1511, and (ii) any rights or remedies available to Tenant under any applicable Legal Requirement enacted in response to or as a result of any pandemic, epidemic or other wide-spread public health emergency.

38. [Intentionally omitted]

39. Limitation of Liability. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

Landlord agrees that none of Tenant’s officers, employees, agents, directors, shareholders, partners, members, managers, affiliates or related entities shall ever have any personal liability to Landlord, unless specifically provided in this Lease, and Landlord shall look solely to Tenant and any guarantors of this Lease in connection with Tenant’s obligations hereunder.

40. OFAC. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

41. [Intentionally omitted]

42. Easements; CC&R’s. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the latest date set forth on this signature page below.

LANDLORD:

3080 12th STREET, LLC

By: _______________________________________

Name: _____________________________________

Title: ______________________________________

Date: ______________________________________

TENANT:

Solarmax Technology, Inc.,

a Nevada corporation

By:/s/ Stephen P. .Brown

Name: Stephen P. Brown

Title: Chief Financial Officer

Date: October 12, 2022

RULES AND REGULATIONS

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

1. The sidewalk, entries, and driveways of the Premises shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of the Building, or on the roof of the Building.

3. Except for licensed service animals (where access of the same is required by applicable Legal Requirements), no animals shall be allowed in the Premises (including the offices, halls, or corridors in the Building).

4. Tenant shall not disturb the occupants of adjoining buildings or properties by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Premises.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Premises. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall not wash or service any vehicles in or about the Premises.

9. Tenant shall maintain the Premises free from rodents, insects and other pests.

10. Landlord reserves the right to exclude or expel from the Premises any person who is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Premises.

11. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

12. Tenant shall give Landlord prompt notice of any known defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

13. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

14. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

15. No auction, public or private, will be permitted on the Premises.

16. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

17. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No illegal gambling devices shall be operated in the Premises.

18. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Premises and the Building, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

19. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

20. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

21. Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

22. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

EXHIBIT A

BUILDING

ATTACHED

EXHIBIT B

OPERATING EXPENSES DEFINED

"Operating Expenses” means all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Premises and applicable to any period occurring during the Lease Term, including, but not limited to costs of the following (to the extent incurred by Landlord):

1. Common Area utilities (to the extent any utility is provided to the Premises by a single meter, the cost for utilities provided to Common Areas shall be determined based on good faith estimates agreed to by Landlord and Tenant);

2. Maintenance, repair and replacement of all portions of the Premises, including without limitation:

a. paving and parking areas

b. roads

c. roofs

d. roof membrane

e. alleys, and

f. driveways;

3. Mowing, landscaping, and exterior painting;

4. The cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Premises;

5. Amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing;

6. Charges or assessments of any association to which the Premises is subject;

7. Fees payable to tax consultants and attorneys for consultation and contesting taxes;

8. Environmental insurance, environmental management fees and environmental audits;

9. The cost of all insurance carried by Landlord in connection with the Premises, as reasonably determined by Landlord (including, without limitation, premiums, deductibles and other insurance-related charges);

10. Property management fees payable to a property manager, including any affiliate of Landlord or to Landlord if there is no third-party property manager, not to exceed three percent (3%) of the gross revenues from the Premises (without regard to any credit or abatement of rent payable by Tenant hereunder);

11. ~~Security services;~~

12. Trash collection, sweeping and removal;

13. Additions or alterations made by Landlord to the Premises or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant). Notwithstanding the foregoing, the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized with interest (at a rate determined by Landlord, but not to exceed seven percent (7%) per annum) on a straight line basis over their reasonable useful life, and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year; and

Notwithstanding the foregoing, Operating Expenses do not include:

1. Debt service under mortgages or ground rent under ground leases;

2. Costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto;

3. Leasing commissions or the costs of renovating space for tenants;

4. Any costs or legal fees incurred in connection with a dispute with any particular tenant;

5. Any costs for which Landlord is reimbursed by a party other than Tenant;

6. Advertising or marketing expenses;

7. Costs for remediation of violations of Legal Requirements caused by Landlord or its agents that were not caused by Tenant or any “Tenant Party” (as defined in Paragraph 18 of this Lease);

8. Charitable or political contributions;

9. Costs for paintings, sculptures or other works of art;

10. Reserves of any kind;

11. Expenses for repairs, replacements, and general maintenance of portions of the Premises which are paid by proceeds of insurance or by Tenant (other than through Operating Expenses) or other third parties;

12. Any amount paid by Landlord or Landlord's managing agent to a subsidiary or affiliate of Landlord or Landlord's managing agent for management or other services to the Premises, or for supplies or other materials, in any such case, to the extent such amounts paid are materially in excess of those which would have been reasonably incurred if such supplies, materials or services were obtained from unrelated third parties (but this provision does not prevent the payment of a management fee to Landlord not exceeding the amount specified in this Exhibit B, above);

13. General corporate overhead for Landlord and Landlord's managing agent (but this provision does not prevent the payment of a management fee to Landlord not exceeding the amount specified in this Exhibit B, above);

14. Net income, excess profits, or other such taxes imposed or measured by the net income of Landlord from the operation of the Premises (except to the extent any of the same are imposed in lieu of any “Taxes,” as such term is defined in Paragraph 8 of this Lease);

15. Costs for capital expenditures in excess of the annual amortized portion thereof (with interest) applicable to each year of the Lease Term as provided in this Lease;

16. Any fines, costs, late charges, liquidated damages, penalties, tax penalties, or related interest charges imposed on Landlord or Landlord's managing agent that do not arise out of the acts of Tenant or any Tenant Party; or

17. Security services (subject to the provisions of Section 6(h), above).

18. Taxes (as defined under Section 8, above).

The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest (at a rate determined by Landlord, but not to exceed seven percent (7%) per annum) over their reasonable useful life, as determined by Landlord in accordance with sound real estate management practices, and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

EXHIBIT C

LEGAL DESCRIPTION OF PREMISES

ATTACHED

EXHIBIT D

ENVIRONMENTAL QUESTIONNAIRE

FOR OFFICE USE ONLY:

Proposed Lease Commencement Date:			Marketing Director:

	Original	Renewal	Expansion

PRE-LEASING ENVIRONMENTAL EXPOSURE QUESTIONNAIRE

(To be completed prior to Lease Approval)

Property Address:

Proposed Tenant:
(Include full legal name of proposed tenant and any d/b/a)

Current Address:

Description of Proposed Use of Property:

PLEASE ANSWER THE FOLLOWING QUESTIONS ACCURATELY AND FULLY, ATTACHING ADDITIONAL PAGES IF NECESSARY.  YOUR RESPONSES TO THIS QUESTIONNAIRE, INCLUDING ANY AND ALL ATTACHMENTS, SHALL BE INCORPORATED AS REPRESENTATIONS AND WARRANTIES IN THE LEASE WHEN EXECUTED, AND INCORRECT, MISLEADING OR MATERIALLY INCOMPLETE RESPONSES SHALL BE DEEMED A BREACH OF SAID LEASE.

1. Will any of the following chemicals, petroleum products or hazardous materials be made, used, placed, or stored on the property in quantities greater than the minimum quantity listed in column (1) below? If yes, please mark column(s) (2), (3), and/or (4) as applicable.

	(1)	(2)	(3)	(4)	(5)
Categories of Chemicals	Minimum Quantity	Made	Used	Placed	Stored
Solvents, Degreasers	1 Gallon	____	____	____	____
Paint Thinners/Remover	1 Gallon	____	____	____	____
Paint	5 Gallons	____	____	____	____
Oil (New)	5 Gallons	____	____	____	____
Gasoline	1 Gallon	____	____	____	____
Antifreeze	5 Gallons	____	____	____	____
Other Automotive Fluids	1 Gallon	____	____	____	____
Diesel Fuel	5 Gallons	____	____	____	____
Heavy (Toxic) Metal Containing Compounds	1 Pound	____	____	____	____
Liquid Plastics/Activators	1 Gallon	____	____	____	____
Flammable Gases	20 Cu Ft	____	____	____	____
Toxic Gases	20 Cu Ft	____	____	____	____
Acids	1 Gl/5 Lb	____	____	____	____
Bases (soda, ash, lye, etc.)	1 Gl/5 Lb	____	____	____	____
Other Flammable Materials	1 Gl/5 Lb	____	____	____	____
Other Corrosive Materials	1 Gl/5 Lb	____	____	____	____
Other Toxic Materials	1 Gl/5 Lb	____	____	____	____
Other Reactive Materials	1 Gl/5 Lb	____	____	____	____
Liquid Hazardous Waste	1 Gallon	____	____	____	____
Solid Hazardous Waste	1 Pound	____	____	____	____

		Yes	No
1.1 Do your operations require H-occupancy storage or other special constructions?		____	____

If yes, please explain:

2. Will any of the following structures be used on the property? If yes, describe the contents of each.		____	____
Feature	Contents
Underground Tank	______________________________________	____	____
Above-ground Tank	______________________________________	____	____
Clarifier	______________________________________	____	____
Sump	______________________________________	____	____
Trench	______________________________________	____	____
Waste Pile	______________________________________	____	____
Chemical Piping	______________________________________	____	____
Floor Drain	______________________________________	____	____
Other	______________________________________	____	____

2.1 Please describe plans for secondary containment and leak monitoring. _______________________

	Yes	No
3. Will any hazardous wastes or liquid wastes be generated by on site operations or brought on to the property?	____	____

If yes, complete the following: ____________________________

3.1 Identify each such hazardous waste or liquid waste. _________________________

3.2 Describe onsite storage, including secondary containment, and/or treatment. _________________________

3.3 Describe your plans for disposal of hazardous wastes or liquid waste including off-site disposal. ________________________

4. Will operations result in any wastewater discharges to the sewer?	____	____

Will operations result in any wastewater discharges to locations other than the sewer (including storm drain)?	____	____

If yes, describe each wastewater stream and plans for handling wastewater discharges: ____________________________

4.1 Have you performed any testing or analysis of wastewater discharges or other wastewater effluent from your current facility?	____	____

If yes, attach the results of any such testing or analysis. _______________________________

4.2 Will your operations require any stormwater discharge permits?

If yes, describe: _____________________________

5. Will activities on the property require warnings to be given to workers or visitors on the Leased Premises or the surrounding community?	____	____

If yes, please describe how you will provide such communications or warnings. _____________________________
	Yes	No
6. Will operations result in any air emissions (including dust)?	____	____

If yes, describe: _____________________________________

6.1 Will permits from the Southern Coast Air Quality Management District be required?	____	____

7. Will operations result in air emissions which include hazardous or toxic air pollutants?	____	____

7.1 If yes, will any public notice or disclosure be required?	____	____

8. Will operations be subject to Risk Management & Preview Planning requirements or other risk reduction requirements?	____	____

9. Will your operations involve any on-site vehicle or equipment maintenance, repair or cleaning, including but not limited to oil changes, oil filter changes, brake pad replacement, battery changes, radiator flushing, radiator fluid replacement, and equipment, and equipment wash down and cleaning?

	____	____

If yes, describe all such maintenance: _______________________________________

9.1 Will these on-site vehicles or equipment use batteries?	____	____

If yes, describe battery storage method: _____________________________________

10. Will your operations include a machine shop?	____	____

If yes, describe all operation: _________________________________________

11. Will your operations include any metal plating or metal fabrication?	____	____

If yes, describe: _________________________________________

12. Will your operations include the use of solvents?	____	____

If yes, describe: ____________________________________________

13. Has your present facility or operation ever been the subject of an environmental investigation, an environmental enforcement action, or permit revocation proceeding?	____	____

If yes, describe: _____________________________________________
	Yes	No
14. Have you ever been identified as a potentially responsible party for any environmental cleanup, compliance or abatement proceedings?	____	____

If yes, describe: ____________________________________________

15. Have you ever received a notice of violation or notice to comply from any environmental regulatory agency within the past five years?	____	____

If yes, describe: ______________________________________________

16. Have you had any complaints from neighbors relating to noise, odor, air emissions, or dust at your present facility?	____	____

If yes, describe: _____________________________________________

16.1 Have you had any complaints relating to hazardous materials handling, storage, treatment or disposal from neighbors at your present facility?	____	____

If yes, describe: _____________________________________________

17. Will the proposed use of the property require the filing of any environmental reports or other documents to any agencies?	____	____

18. Attach copies of all Material Safety Data Sheets (“MSDS”) for all chemicals you intend to use, sore, or handle on the property.

19. Has an Environmental Audit been conducted at your present facility? (If yes, attach a copy of any report prepared in connection with any such audit.)	____	____

20. Please provide the Landlord your Emergency Response Plan and any contingency or emergency plans for the property in case of an accidental release of hazardous materials.

21. Identify the name, title and qualifications/experience of person responsible for your environmental, health and safety program:

Name:

Title:

Qualifications/experience:

22. Name and telephone number of person to contact for additional information:

Name:

Title:

Qualifications/experience:

23. Please provide any additional information/comments concerning your environmental compliance program and environmental compliance history:

DISCLAIMER:  All responses herein (i) are made to the actual (as opposed to constructive or imputed) knowledge of individual representative of Proposed Tenant executing this Environmental Questionnaire on behalf of Proposed Tenant, without inquiry (provided, that, Proposed Tenant certifies to Landlord that the individual representative of Proposed Tenant executing this Environmental Questionnaire has a job description that requires knowledge of matters and information related to this Environmental Questionnaire), (ii) shall be deemed modified to include any and all additional or contrary information set forth in the Environmental Materials (as defined in the Proposed Tenant’s lease) and any environmental report for the property provided by or on behalf of Proposed Tenant, and (iii) without any undertaking of liability on the part of the individual representative named herein.

___________________________________________________________

Name of Proposed Tenant

Name: ____________________________________________________

Title: ____________________________________________________

Date: ____________________________________________________